                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K
                                    --------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 17, 2002


                       AMERICAN COMMUNITY BANCSHARES, INC.

 ------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




     North Carolina                    000-30517                      56-2179531
 -------------------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer Identification No.)
  of incorporation)



           2593 West Roosevelt Boulevard, Monroe, North Carolina 28110

------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 225-8444


                                 Not Applicable

------------------------------------------------------------------------------
                 (Former address of principal executive offices)

Item 5.
-------

Third Quarter Earnings Press Release

         Registrant issued a press release to report quarter end results for September 30, 2002. The press release reported that total assets increased 19.8% to $208.8 million compared with the same period last year. Net income for the three and nine months ended September 30, 2002 increase 35.5% to $328,000 and 76.0% to $873,000, respectively, compared with the same periods last year. Net interest income for the three and nine months ended September 30, 2002 increased 33.0% to $1.7 million and 27.1% to $4.5 million, respectively, compared with the same periods last year. Non-interest income for the three and nine months ended September 30, 2002 of $453,000 and $1.3 million, respectively, were unchanged from the same periods last year. The Registrant's wholly owned subsidiary American Community Bank reported at September 30, 2002 that its allowance for loan losses totaled $2.0 million or 1.30% of its period end loans and 279% of its non performing loans which totaled $718,000. The Registrant's stockholders' equity at September 30, 2002 totaled $22.6 million or 10.8% of its total assets.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN COMMUNITY BANCSHARES, INC.



                                            By:  /s/ Randy P. Helton
                                                 -------------------
                                                 Randy P. Helton
                                                 President and CEO

Dated: October 17, 2002

                                  EXHIBIT INDEX
                                  -------------

       Exhibit Number                                   Description of Exhibit
       --------------                                   ----------------------

            99.1                                             Press Release